Exhibit 22

AGREE REALTY CORPORATION

List of Guarantor Subsidiaries

The 2028, 2030 and 2033 Senior Unsecured Public Notes are fully and unconditionally guaranteed by Agree Realty Corporation and the following wholly owned subsidiaries of the Operating Partnership as of August 2, 2022:

Guarantor	Jurisdiction of Organization
20639 Center Ridge Road	Delaware
Agree 117 Mission, LLC	Michigan
Agree 2016, LLC	Delaware
Agree Central, LLC	Delaware
Agree Chapel Hill NC, LLC	Delaware
Agree Columbia SC, LLC	Delaware
Agree Convenience No. 1, LLC	Delaware
Agree CW, LLC	Delaware
Agree DT Jacksonville NC, LLC	Delaware
Agree Eastern, LLC	Delaware
Agree Farmington NM, LLC	Delaware
Agree Grandview Heights OH, LLC	Delaware
Agree Greenwich CT, LLC	Delaware
Agree Lebanon NH, LLC	Delaware
Agree MCW, LLC	Delaware
Agree Mena AR, LLC	Delaware
Agree NJ, LLC	Delaware
Agree Onaway MI, LLC	Delaware
Agree Orange CT, LLC	Delaware
Agree Oxford Commons AL, LLC	Delaware
Agree Paterson NJ, LLC	Delaware
Agree SB, LLC	Delaware
Agree Secaucus NJ, LLC	Delaware
Agree Shelf ES PA, LLC	Delaware
Agree Shelf PA, LLC	Delaware
Agree Southfield, LLC	Michigan
Agree St Petersburg, LLC	Florida
Agree Stores, LLC	Delaware
Agree Western, LLC	Delaware
Agree TK, LLC	Delaware
Agree Van Nuys CA, LLC	Delaware
Mt. Pleasant Shopping Center, L.L.C.	Michigan
Pachyderm Chattanooga TN, LLC	Delaware
Pachyderm Marietta GA, LLC	Delaware
Pachyderm Myrtle Beach SC, LLC	Delaware
Pachyderm Philadelphia PA, LLC	Delaware
Pachyderm Properties, LLC	Delaware
Pachyderm Riverdale GA, LLC	Delaware
Pachyderm Waite Park MN, LLC	Delaware
Paint PA, LLC	Delaware
Safari Properties, LLC	Delaware
Safari Properties II, LLC	Delaware